UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

WILLBROS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-11953	30-0513080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 403-8000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 23, 2011, Willbros Group, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 48,549,240 shares of the Company’s common stock were entitled to vote as of April 6, 2011, the record date for the Annual Meeting. There were 36,778,898 shares present, in person or by proxy, at the Annual Meeting (or 75.8% of the outstanding shares), at which the stockholders were asked to vote on three proposals. Set forth below are the matters acted upon by the stockholders at the Annual Meeting, and the final voting results of each such proposal.
Proposal One — Election of Directors
The stockholders voted to elect three Class III Directors to serve for a term of three years expiring at the annual meeting of stockholders in 2014 and until their successors shall be duly elected and qualified. The results of the vote were as follows:

				Broker
	For	Against	Abstain	Non-Votes
William B. Berry	34,933,232	1,177,289	668,377	-0-
Arlo B. DeKraai	36,138,340	424,296	216,262	-0-
Daniel E. Lonergan	29,845,489	3,238,870	3,694,539	-0-
Proposal Two — Advisory Vote to Approve
Named Executive Officer Compensation
The stockholders voted to approve, on an advisory basis, named executive officer compensation. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
19,640,255	16,519,649	618,994	-0-
Proposal Three — Advisory Vote on Frequency of Advisory
Vote on Compensation of Named Executive Officers
The stockholders expressed a preference for the option of once every year as the preferred frequency for the holding of future advisory votes on compensation of named executive officers. The results of the vote were as follows:

				Broker
1 Year	2 Years	3 Years	Abstain	Non-Votes
32,984,820	61,674	2,859,789	872,615	-0-
Disclosure Regarding Frequency of Stockholder Advisory Vote on Executive Compensation
The Board of Directors of the Company recommended that the stockholders vote to conduct future advisory votes on executive compensation every year. In light of the voting results and the Board’s recommendation, the Company has decided that it will include a stockholder advisory vote on named executive officer compensation in its proxy materials every year until the next required vote on the frequency of stockholder votes on named executive officer compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: May 27, 2011	By: /s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

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